Press Release October 30, 2025

HF Sinclair Reports 2025 Third Quarter Results and Announces Regular Cash Dividend

•Reported Net income attributable to HF Sinclair stockholders of $403 million, or $2.15 per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $459 million, or $2.44 per diluted share

•Reported EBITDA of $796 million and Adjusted EBITDA of $870 million

•Returned $254 million to stockholders through dividends and share repurchases in the third quarter

•Announced regular quarterly dividend of $0.50 per share

Dallas, Texas, October 30, 2025 ‑ HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the “Company”) today reported Net income attributable to HF Sinclair stockholders of $403 million, or $2.15 per diluted share, for the quarter ended September 30, 2025, compared to Net loss attributable to HF Sinclair stockholders of $76 million, or $(0.40) per diluted share, for the quarter ended September 30, 2024. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the third quarter of 2025 was $459 million, or $2.44 per diluted share, compared to adjusted net income attributable to HF Sinclair stockholders of $96 million, or $0.51 per diluted share, for the third quarter of 2024.

HF Sinclair’s Chief Executive Officer, Tim Go, commented, “HF Sinclair’s strong third quarter results are underpinned by the measurable improvement in operating and commercial performance including the continued increases in refining throughput, capture and reductions in operating costs. During the quarter, we returned $254 million in cash to shareholders and today announced a $0.50 quarterly dividend. We are pleased with the progress we have made on our key priorities and believe the year-to-date performance reflects the value from our strategic focus. Looking forward, we remain committed to generating strong cash flows to return to our shareholders, enhancing reliability and the optimization and growth of our portfolio.”

Refining segment income before interest and income taxes was $476 million for the third quarter of 2025 compared to a loss of $212 million for the third quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment charge of $46 million, the segment reported Adjusted EBITDA of $661 million for the third quarter of 2025 compared to $110 million for the third quarter of 2024. This increase was principally driven by higher adjusted refinery gross margins in both the West and Mid-Continent regions, which was inclusive of small refinery RINs waivers granted from the EPA. Adjusted refinery gross margin was $19.16 per produced barrel sold, a 78% increase compared to $10.79 for the third quarter of 2024. Crude oil charge averaged 639,050 barrels per day (“BPD”) for the third quarter of 2025 compared to 607,010 BPD for the third quarter of 2024. This increase was primarily a result of decreased turnaround activities during the third quarter of 2025.

Renewables segment loss before interest and income taxes was $55 million for the third quarter of 2025 compared to a loss of $23 million for the third quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment charge of $20 million, the segment reported Adjusted EBITDA of $(13) million in the third quarter of 2025 compared to $1 million in the third quarter of 2024. In the third quarter of 2025 we recognized incrementally more in value from the Producer’s Tax Credit (“PTC”). For the fourth quarter of 2025, we expect to capture incrementally more value from the PTC. Total sales volumes were 57 million gallons for the third quarter of 2025 compared to 69 million gallons for the third quarter of 2024.

Marketing segment income before interest and income taxes was $22 million for the third quarter of 2025 compared to $16 million for the third quarter of 2024. The segment reported EBITDA of $29 million for the third quarter of 2025 compared to $22 million for the third quarter of 2024. This increase was primarily driven by higher margins and high-grading our mix of stores in the third quarter of 2025. Total branded fuel sales volumes were 360 million gallons for the third quarter 2025 as compared to 365 million gallons for the third quarter of 2024.

Lubricants & Specialties segment income before interest and income taxes was $52 million for the third quarter of 2025 compared to $54 million in the third quarter of 2024. The segment reported EBITDA of $78 million for the third quarter of 2025 compared to $76 million in the third quarter of 2024. The increase was primarily driven by a FIFO benefit and better product mix, partially offset by an increase in operating expenses. During the third quarter of 2025, we recognized a FIFO benefit of $2 million compared to a FIFO charge of $27 million during the third quarter of 2024.

Midstream segment income before interest and income taxes was $98 million for the third quarter of 2025 compared to $80 million for the third quarter of 2024. The segment reported EBITDA of $114 million for the third quarter of 2025 compared to Adjusted EBITDA of $111 million for the third quarter of 2024. This increase was primarily driven by lower operating expenses, partially offset by lower throughput volumes in the third quarter of 2025 as compared to the third quarter of 2024.

For the third quarter of 2025, net cash provided by operations totaled $809 million. At September 30, 2025, the Company’s Cash and cash equivalents totaled $1,451 million, a $651 million increase compared to Cash and cash equivalents of $800 million at December 31, 2024. During the third quarter of 2025, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $94 million and spent $166 million on share repurchases, inclusive of excise tax of $6 million. Additionally, at September 30, 2025, the Company’s consolidated debt was $2,768 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share. The dividend is payable on December 5, 2025 to holders of record of common stock on November 19, 2025.

The Company has scheduled a webcast conference call for today, October 30, 2025, at 9:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/175832948. An audio archive of this webcast will be available using the above noted link through November 13, 2025.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate impacts and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with, or exemptions from, existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including shipping disruptions in the Red Sea, ongoing conflicts in the Middle East, the Russia-Ukraine war and any associated military campaigns which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition or implementation of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions and corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$7,251	$7,207	$44	1%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	5,692	6,158	(466)	(8)%
Lower of cost or market inventory valuation adjustments	66	202	(136)	(67)%
Operating expenses	590	630	(40)	(6)%
	6,348	6,990	(642)	(9)%
Selling, general and administrative expenses (1)	105	118	(13)	(11)%
Depreciation and amortization	230	210	20	10%
Other operating expenses, net	4	10	(6)	(60)%
Total operating costs and expenses	6,687	7,328	(641)	(9)%
Income (loss) from operations	564	(121)	685	(566)%

Other income (expense):
Earnings of equity method investments	6	8	(2)	(25)%
Interest income	11	18	(7)	(39)%
Interest expense	(51)	(40)	(11)	28%
Other income (expense), net	(2)	4	(6)	(150)%
	(36)	(10)	(26)	260%
Income (loss) before income taxes	528	(131)	659	(503)%

Income tax expense (benefit)	123	(57)	180	(316)%
Net income (loss)	405	(74)	479	(647)%
Less: net income attributable to noncontrolling interest	2	2	—	—%
Net income (loss) attributable to HF Sinclair stockholders	$403	$(76)	$479	(630)%

Earnings (loss) per share attributable to HF Sinclair stockholders:
Basic	$2.15	$(0.40)	$2.55	(638)%
Diluted	$2.15	$(0.40)	$2.55	(638)%
Cash dividends declared per common share	$0.50	$0.50	$—	—%
Average number of common shares outstanding (in thousands):
Basic	186,499	189,840	(3,341)	(2)%
Diluted	186,499	189,840	(3,341)	(2)%

EBITDA	$796	$99	$697	704%
Adjusted EBITDA	$870	$316	$554	175%

	Nine Months Ended September 30,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$20,405	$22,080	$(1,675)	(8)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	16,608	18,835	(2,227)	(12)%
Lower of cost or market inventory valuation adjustments	97	(20)	117	(585)%
Operating expenses	1,758	1,828	(70)	(4)%
	18,463	20,643	(2,180)	(11)%
Selling, general and administrative expenses (1)	323	327	(4)	(1)%
Depreciation and amortization	681	613	68	11%
Other operating expenses, net	18	10	8	80%
Total operating costs and expenses	19,485	21,593	(2,108)	(10)%
Income from operations	920	487	433	89%

Other income (expense):
Earnings of equity method investments	27	24	3	13%
Interest income	27	59	(32)	(54)%
Interest expense	(153)	(127)	(26)	20%
Other income (expense), net	(48)	5	(53)	(1,060)%
	(147)	(39)	(108)	277%
Income before income taxes	773	448	325	73%

Income tax expense	160	52	108	208%
Net income	613	396	217	55%
Less: net income attributable to noncontrolling interest	6	5	1	20%
Net income attributable to HF Sinclair stockholders	$607	$391	$216	55%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$3.21	$2.01	$1.20	60%
Diluted	$3.21	$2.01	$1.20	60%
Cash dividends declared per common share	$1.50	$1.50	$—	—%
Average number of common shares outstanding (in thousands):
Basic	187,688	193,341	(5,653)	(3)%
Diluted	187,688	193,341	(5,653)	(3)%

EBITDA	$1,574	$1,124	$450	40%
Adjusted EBITDA	$1,736	$1,121	$615	55%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	September 30, 2025	December 31, 2024

	(In millions)
Cash and cash equivalents	$1,451	$800
Working capital	$2,694	$1,971
Total assets	$17,264	$16,643
Total debt	$2,768	$2,638
Total equity	$9,495	$9,346

Segment Information
Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment represents Petro-Canada Lubricants’ production operations, located in Mississauga, Ontario, which includes lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants’ business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America and the operations of Red Giant Oil, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, and terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah Terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended September 30, 2025
Sales and other revenues:
Revenues from external customers	$5,507	$163	$898	$654	$29	$—	$7,251
Intersegment revenues and other (1)	936	114	—	1	131	(1,182)	—
	6,443	277	898	655	160	(1,182)	7,251
Cost of sales: (2)
Cost of materials and other (3)	5,278	267	860	470	—	(1,183)	5,692
Lower of cost or market inventory valuation adjustments	46	20	—	—	—	—	66
Operating expenses	447	22	—	71	50	—	590
	5,771	309	860	541	50	(1,183)	6,348
Selling, general and administrative expenses (2)	53	1	10	36	1	4	105
Depreciation and amortization	139	22	7	26	18	18	230
Other operating expenses, net	4	—	—	—	—	—	4
Income (loss) from operations	476	(55)	21	52	91	(21)	564
Earnings of equity method investments	—	—	—	—	6	—	6
Other income (expense), net	—	—	1	—	1	(4)	(2)
Income (loss) before interest and income taxes	476	(55)	22	52	98	(25)	568
Interest income	—	—	—	2	1	8	11
Interest expense	—	(1)	—	—	(1)	(49)	(51)
Income (loss) before income taxes	$476	$(56)	$22	$54	$98	$(66)	$528
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$79	$—	$17	$8	$9	$8	$121

Three Months Ended September 30, 2024
Sales and other revenues:
Revenues from external customers	$5,387	$160	$950	$683	$27	$—	$7,207
Intersegment revenues and other (1)	995	105	—	3	137	(1,240)	—
	6,382	265	950	686	164	(1,240)	7,207
Cost of sales: (2)
Cost of materials and other (3)	5,732	237	918	509	—	(1,238)	6,158
Lower of cost or market inventory valuation adjustments	199	3	—	—	—	—	202
Operating expenses	485	25	—	61	59	—	630
	6,416	265	918	570	59	(1,238)	6,990
Selling, general and administrative expenses (2)	55	2	10	38	3	10	118
Depreciation and amortization	123	21	6	22	18	20	210
Asset impairments	—	—	—	—	10	—	10
Income (loss) from operations	(212)	(23)	16	56	74	(32)	(121)
Earnings of equity method investments	—	—	—	—	7	1	8
Other income (expense), net	—	—	—	(2)	(1)	7	4
Income (loss) before interest and income taxes	(212)	(23)	16	54	80	(24)	(109)
Interest income	—	1	—	3	3	11	18
Interest expense	—	(2)	—	—	(8)	(30)	(40)
Income (loss) before income taxes	$(212)	$(24)	$16	$57	$75	$(43)	$(131)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$71	$1	$13	$11	$16	$12	$124

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other, and Eliminations	Consolidated Total

	(In millions)
Nine Months Ended September 30, 2025
Sales and other revenues:
Revenues from external customers	$15,588	$388	$2,410	$1,932	$87	$—	$20,405
Intersegment revenues and other (1)	2,525	337	—	6	386	(3,254)	—
	18,113	725	2,410	1,938	473	(3,254)	20,405
Cost of sales: (2)
Cost of materials and other (3)	15,463	688	2,304	1,409	—	(3,256)	16,608
Lower of cost or market inventory valuation adjustments	102	(5)	—	—	—	—	97
Operating expenses	1,349	67	—	198	141	3	1,758
	16,914	750	2,304	1,607	141	(3,253)	18,463
Selling, general and administrative expenses (2)	159	2	26	115	5	16	323
Depreciation and amortization	410	71	21	70	55	54	681
Other operating expenses, net	18	—	—	—	—	—	18
Income (loss) from operations	612	(98)	59	146	272	(71)	920
Earnings of equity method investments	—	—	—	—	27	—	27
Other income (expense), net	—	—	1	2	(40)	(11)	(48)
Income (loss) before interest and income taxes	612	(98)	60	148	259	(82)	899
Interest income	—	1	—	4	6	16	27
Interest expense	—	(5)	—	—	(5)	(143)	(153)
Income (loss) before income taxes	$612	$(102)	$60	$152	$260	$(209)	$773
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$6	$—	$6
Capital expenditures	$209	$2	$33	$28	$30	$16	$318

Nine Months Ended September 30, 2024
Sales and other revenues:
Revenues from external customers	$16,730	$520	$2,668	$2,084	$78	$—	$22,080
Intersegment revenues and other (1)	2,834	233	—	11	399	(3,477)	—
	19,564	753	2,668	2,095	477	(3,477)	22,080
Cost of sales: (2)
Cost of materials and other (3)	17,497	688	2,591	1,533	—	(3,474)	18,835
Lower of cost or market inventory valuation adjustments	(22)	2	—	—	—	—	(20)
Operating expenses	1,407	76	—	189	156	—	1,828
	18,882	766	2,591	1,722	156	(3,474)	20,643
Selling, general and administrative expenses (2)	154	4	24	112	11	22	327
Depreciation and amortization	363	61	19	67	52	51	613
Asset impairments	—	—	—	—	10	—	10
Income (loss) from operations	165	(78)	34	194	248	(76)	487
Earnings of equity method investments	—	—	—	—	22	2	24
Other income (expense), net	—	—	—	(1)	—	6	5
Income (loss) before interest and income taxes	165	(78)	34	193	270	(68)	516
Interest income	—	1	—	6	9	43	59
Interest expense	—	(5)	—	(1)	(26)	(95)	(127)
Income (loss) before income taxes	$165	$(82)	$34	$198	$253	$(120)	$448
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$5	$—	$5
Capital expenditures	$162	$7	$33	$23	$35	$37	$297
(1)Refining segment intersegment revenues relate to transportation fuels sold to the Marketing segment. Midstream segment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relates to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Mid-Continent Region
Crude charge (BPD) (1)	280,240	263,170	264,580	262,670
Refinery throughput (BPD) (2)	296,220	279,210	280,920	278,210
Sales of produced refined products (BPD) (3)	281,040	274,870	265,300	276,830
Refinery utilization (4)	107.8%	101.2%	101.8%	101.0%

Average per produced barrel sold: (5)
Gross margin (6)	$8.08	$(3.91)	$4.01	$1.35

Adjusted refinery gross margin (7)	$17.50	$9.38	$13.71	$9.40
Less: operating expenses (8)	6.20	6.56	6.52	6.28
Adjusted refinery gross margin, less operating expenses	$11.30	$2.82	$7.19	$3.12

Operating expenses per throughput barrel (9)	$5.88	$6.45	$6.15	$6.25

Feedstocks:
Sweet crude oil	52%	54%	51%	53%
Sour crude oil	27%	24%	25%	23%
Heavy sour crude oil	16%	16%	18%	18%
Other feedstocks and blends	5%	6%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	50%	50%	51%	52%
Diesel fuels	32%	31%	32%	31%
Jet fuels	7%	7%	7%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	4%	5%	3%	4%
Base oils	4%	3%	4%	4%
LPG and other	2%	3%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

West Region
Crude charge (BPD) (1)	358,810	343,840	355,910	352,860
Refinery throughput (BPD) (2)	384,860	370,540	381,960	378,310
Sales of produced refined products (BPD) (3)	380,100	379,530	378,890	373,890
Refinery utilization (4)	85.8%	82.3%	85.1%	84.4%

Average per produced barrel sold: (5)
Gross margin (6)	$9.30	$(1.67)	$4.82	$2.11

Adjusted refinery gross margin (7)	$20.38	$11.82	$16.02	$13.21
Less: operating expenses (8)	8.18	9.15	8.48	9.08
Adjusted refinery gross margin, less operating expenses	$12.20	$2.67	$7.54	$4.13

Operating expenses per throughput barrel (9)	$8.08	$9.37	$8.41	$8.97

Feedstocks:
Sweet crude oil	33%	34%	32%	34%
Sour crude oil	44%	44%	45%	43%
Heavy sour crude oil	11%	9%	11%	10%
Wax crude oil	5%	6%	5%	6%
Other feedstocks and blends	7%	7%	7%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	53%	52%	52%
Diesel fuels	32%	31%	33%	32%
Jet fuels	6%	6%	6%	6%
Fuel oil	2%	1%	2%	2%
Asphalt	3%	3%	2%	2%
LPG and other	6%	6%	5%	6%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	639,050	607,010	620,490	615,530
Refinery throughput (BPD) (2)	681,080	649,750	662,880	656,520
Sales of produced refined products (BPD) (3)	661,140	654,400	644,190	650,720
Refinery utilization (4)	94.3%	89.5%	91.5%	90.8%

Average per produced barrel sold: (5)
Gross margin (6)	$8.78	$(2.62)	$4.49	$1.79

Adjusted refinery gross margin (7)	$19.16	$10.79	$15.07	$11.59
Less: operating expenses (8)	7.34	8.06	7.67	7.89
Adjusted refinery gross margin, less operating expenses	$11.82	$2.73	$7.40	$3.70

Operating expenses per throughput barrel (9)	$7.12	$8.12	$7.45	$7.82

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Consolidated
Feedstocks:
Sweet crude oil	42%	42%	40%	42%
Sour crude oil	36%	36%	37%	34%
Heavy sour crude oil	13%	12%	14%	14%
Wax crude oil	3%	3%	3%	4%
Other feedstocks and blends	6%	7%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	51%	52%	52%	52%
Diesel fuels	31%	31%	31%	32%
Jet fuels	7%	7%	7%	6%
Fuel oil	2%	1%	2%	1%
Asphalt	3%	4%	2%	3%
Base oils	2%	1%	2%	2%
LPG and other	4%	4%	4%	4%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(8)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(9)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Renewables
Sales of produced renewables products (in thousand gallons)	57,159	68,755	156,408	193,484
Average per produced gallon sold: (1)
Gross margin (2)	$(0.94)	$(0.32)	$(0.61)	$(0.38)

Adjusted renewables gross margin (3)	$0.18	$0.41	$0.24	$0.34
Less: operating expenses (4)	0.39	0.36	0.43	0.39
Adjusted renewables gross margin, less operating expenses	$(0.21)	$0.05	$(0.19)	$(0.05)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Marketing
Number of branded sites at period end (1)	1,705	1,586	1,705	1,586
Sales of refined products (in thousand gallons)	360,482	365,036	991,494	1,043,183
Average per gallon sold: (2)
Gross margin (3)	$0.09	$0.07	$0.09	$0.06
Adjusted marketing gross margin (4)	$0.11	$0.09	$0.11	$0.07
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Lubricants & Specialties
Sales of produced refined products (BPD)	32,008	32,914	30,981	32,977

Sales of produced refined products:
Finished products	49%	45%	51%	47%
Base oils	26%	27%	25%	27%
Other	25%	28%	24%	26%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	141,617	156,346	150,434	165,566
Affiliates—intermediate pipelines	139,868	145,236	137,194	145,068
Affiliates—crude pipelines	464,323	459,273	424,426	442,317
	745,808	760,855	712,054	752,951
Third parties—refined product pipelines	37,754	39,190	39,981	39,170
Third parties—crude pipelines	195,994	240,496	194,882	201,256
	979,556	1,040,541	946,917	993,377
Terminals and loading racks: (1)
Affiliates	1,045,066	1,019,229	1,002,107	1,030,624
Third parties	39,705	40,124	38,643	37,621
	1,084,771	1,059,353	1,040,750	1,068,245
Total for pipelines and terminal assets (BPD)	2,064,327	2,099,894	1,987,667	2,061,622
(1)Certain volumetric non-financial information has been recast to conform to current year presentation.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income (loss) attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense (benefit) and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) loss on sale of equity method investment (iii) loss on early extinguishment of debt, (iv) decommissioning and closure costs, (v) asset impairments and (vi) acquisition integration costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income or Income from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions)
Net income (loss) attributable to HF Sinclair stockholders	$403	$(76)	$607	$391
Add: interest expense	51	40	153	127
Less: interest income	(11)	(18)	(27)	(59)
Add: income tax expense (benefit)	123	(57)	160	52
Add: depreciation and amortization	230	210	681	613
EBITDA	$796	$99	$1,574	$1,124
Add: lower of cost or market inventory valuation adjustments	66	202	97	(20)
Add: loss on sale of equity method investment	—	—	40	—
Add: loss on early extinguishment of debt	8	—	24	—
Add: decommissioning and closure costs (1)	—	5	—	5
Add: asset impairments	—	10	1	10
Add: acquisition integration costs	—	—	—	2
Adjusted EBITDA	$870	$316	$1,736	$1,121
(1) Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.

EBITDA and Adjusted EBITDA attributable to our Refining segment are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining Segment	2025	2024	2025	2024

	(In millions)
Income (loss) before interest and income taxes (1)	$476	$(212)	$612	$165
Add: depreciation and amortization	139	123	410	363
EBITDA	$615	$(89)	$1,022	$528
Add: lower of cost or market inventory valuation adjustments	46	199	102	(22)
Add: decommissioning and closure costs	—	—	4	—
Add: asset impairments	—	—	1	—
Adjusted EBITDA	$661	$110	$1,129	$506
(1)Income (loss) before interest and income taxes of our Refining segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Renewables Segment	2025	2024	2025	2024

	(In millions)
Loss before interest and income taxes (1)	$(55)	$(23)	$(98)	$(78)
Add: depreciation and amortization	22	21	71	61
EBITDA	$(33)	$(2)	$(27)	$(17)
Add: lower of cost or market inventory valuation adjustments	20	3	(5)	2
Adjusted EBITDA	$(13)	$1	$(32)	$(15)
(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$22	$16	$60	$34
Add: depreciation and amortization	7	6	21	19
EBITDA	$29	$22	$81	$53
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Lubricants & Specialties Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$52	$54	$148	$193
Add: depreciation and amortization	26	22	70	67
EBITDA	$78	$76	$218	$260
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

EBITDA and Adjusted EBITDA attributable to our Midstream segment are presented below:

	Three Months Ended September 30,		Nine Months Ended September 30,
Midstream Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$98	$80	$259	$270
Add: depreciation and amortization	18	18	55	52
Less: net income attributable to noncontrolling interest	2	2	6	5
EBITDA	$114	$96	$308	$317
Add: loss on sale of equity method investment	—	—	40	—
Add: loss on early extinguishment of debt	—	—	1	—
Add: decommissioning and closure costs	—	5	(4)	5
Add: asset impairments	—	10	—	10
Adjusted EBITDA	$114	$111	$345	$332
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin, less operating expenses per produced barrel sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$6,443	$6,382	$18,113	$19,564
Cost of sales (1)	5,771	6,416	16,914	18,882
Depreciation and amortization	139	123	410	363
Gross margin	$533	$(157)	$789	$319
Add: lower of cost or market inventory valuation adjustments	46	199	102	(22)
Add: operating expenses	447	485	1,349	1,407
Add: depreciation and amortization	139	123	410	363
Adjusted refinery gross margin	$1,165	$650	$2,650	$2,067

Sales of produced refined products (BPD) (2)	661,140	654,400	644,190	650,720

Average per produced barrel sold:
Gross margin	$8.78	$(2.62)	$4.49	$1.79
Add: lower of cost or market inventory valuation adjustments	0.75	3.30	0.58	(0.12)
Add: operating expenses	7.34	8.06	7.67	7.89
Add: depreciation and amortization	2.29	2.05	2.33	2.03
Adjusted refinery gross margin	$19.16	$10.79	$15.07	$11.59
Less: operating expenses	7.34	8.06	7.67	7.89
Adjusted refinery gross margin, less operating expenses	$11.82	$2.73	$7.40	$3.70
(1)Exclusive of Depreciation and amortization.
(2)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$277	$265	$725	$753
Cost of sales (1)	309	265	750	766
Depreciation and amortization	22	21	71	61
Gross margin	$(54)	$(21)	$(96)	$(74)
Add: lower of cost or market inventory valuation adjustments	20	3	(5)	2
Add: operating expenses	22	25	67	76
Add: depreciation and amortization	22	21	71	61
Adjusted renewables gross margin	$10	$28	$37	$65

Sales of produced renewables products (in thousand gallons)	57,159	68,755	156,408	193,484

Average per produced gallon sold:
Gross margin	$(0.94)	$(0.32)	$(0.61)	$(0.38)
Add: lower of cost or market inventory valuation adjustments	0.35	0.05	(0.03)	0.01
Add: operating expenses	0.39	0.36	0.43	0.39
Add: depreciation and amortization	0.38	0.32	0.45	0.32
Adjusted renewables gross margin	$0.18	$0.41	$0.24	$0.34
Less: operating expenses	0.39	0.36	0.43	0.39
Adjusted renewables gross margin, less operating expenses	$(0.21)	$0.05	$(0.19)	$(0.05)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$898	$950	$2,410	$2,668
Cost of sales (1)	860	918	2,304	2,591
Depreciation and amortization	7	6	21	19
Gross margin	$31	$26	$85	$58
Add: depreciation and amortization	7	6	21	19
Adjusted marketing gross margin	$38	$32	$106	$77

Sales of refined products (in thousand gallons)	360,482	365,036	991,494	1,043,183

Average per gallon sold:
Gross margin	$0.09	$0.07	$0.09	$0.06
Add: depreciation and amortization	0.02	0.02	0.02	0.01
Adjusted marketing gross margin	$0.11	$0.09	$0.11	$0.07
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income (loss) attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, loss on sale of equity method investment, loss on early extinguishment of debt, decommissioning and closure costs, asset impairments and acquisition integration costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$528	$(131)	$773	$448
Income tax expense (benefit)	123	(57)	160	52
Net income (loss)	$405	$(74)	$613	$396
Less: net income attributable to noncontrolling interest	2	2	6	5
Net income (loss) attributable to HF Sinclair stockholders	$403	$(76)	$607	$391

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$66	$202	$97	$(20)
Loss on sale of equity method investment	—	—	40	—
Loss on early extinguishment of debt	8	—	24	—
Decommissioning and closure costs (1)	—	5	—	5
Asset impairments	—	10	1	10
Acquisition integration costs	—	—	—	2
Total adjustments to income before income taxes	$74	$217	$162	$(3)
Adjustment to income tax expense (benefit) (2)	18	45	39	(1)
Adjustments to net income attributable to noncontrolling interest	—	—	—	—
Total adjustments, net of tax	$56	$172	$123	$(2)

Adjusted results - non-GAAP:
Adjusted income before income taxes	$602	$86	$935	$445
Adjusted income tax expense (benefit) (3)	141	(12)	199	51
Adjusted net income	$461	$98	$736	$394
Less: net income attributable to noncontrolling interest	2	2	6	5
Adjusted net income attributable to HF Sinclair stockholders	$459	$96	$730	$389
Adjusted earnings per share - diluted (4)	$2.44	$0.51	$3.86	$2.00
(1)Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.
(2)Represents adjustment to GAAP income tax expense to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions)
Non-GAAP income tax expense (benefit) (2)	$141	$(12)	$199	$51
GAAP income tax expense (benefit)	123	(57)	160	52
Non-GAAP adjustment to income tax expense (benefit)	$18	$45	$39	$(1)
(3)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(4)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective income tax rate to adjusted effective tax rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In millions)
GAAP:
Income (loss) before income taxes	$528	$(131)	$773	$448
Income tax expense (benefit)	$123	$(57)	$160	$52
Effective income tax rate for GAAP financial statements (1)	23.3%	43.6%	20.7%	11.6%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	0.1%	(57.9)%	0.6%	—%
Effective tax rate for adjusted results	23.4%	(14.3)%	21.3%	11.6%
(1)    Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510